Exhibit 10.84

              First Amendment to Employment Agreement

This agreement shall be effective as of May 18, 1994, by and between Coca-Cola Bottling Co. Consolidated, a Delaware Corporation (hereinafter the "Company") and James L. Moore, Jr. (the "Employee")

Whereas, the Company and Employee desire to amend the Employment
Agreement between them dated as of March 16, 1987 (hereinafter the "Employment Agreement") in the manner set forth herein.

Now, therefor, in consideration of the premises, the obligations of the parties set forth herein, and other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The second and third sentences of Section 1, of the Employment Agreement entitled "Employment" shall be deleted and the following shall be substituted therefor.

	"Employee shall serve as the Company's President and Chief Operating Officer, and shall perform the duties generally and customarily performed by a President and Chief Operating Officer and such other duties as may be reasonably assigned to Employee by the Vice Chairman and Chief Executive Officer. These duties shall include the general supervision and control of the management of operations of the Company."

2. Section 4, Subsection (c) of the Employment Agreement shall be deleted in its entirety and the following shall be substituted therefor.

	"In the event the Employee is terminated without cause by the Company, Employee shall receive his salary (i) specified in Section
2(a) for the period through May 18, 1999 or (ii) for a period of two
(2) years from the date of such termination at the specified annual rate of $440,000, whichever is greater, and he shall be provided with health insurance under the Company's plan then in effect for officers of the Company generally, throughout such period."

3. The Employment Agreement shall continue in effect unchanged except as herein specifically provided for.

This amendment has been executed and delivered to be effective the date specified above.

Attest:				Coca-Cola Bottling Co. Consolidated

John F. Henry
Secretary			BY: J. Frank Harrison, III
                                     Vice Chairman & CEO

Witness:			Employee:
David V. Singer

	                            James L. Moore, Jr.
                                     President & COO